Exhibit 4.2

WARRANT AGREEMENT

PROSPECT GLOBAL RESOURCES INC.

and

Corporate Stock Transfer, Inc.,

as Warrant Agent

Dated as of June [  •  ], 2013

TABLE OF CONTENTS

Page
Parties
Recitals

ARTICLE I

ISSUANCE, EXECUTION AND AUTHENTICATION OF WARRANT CERTIFICATES
Section 1.1	Issuance of Warrant Certificates	SA-1
Section 1.2	Form of Warrant Certificate	SA-1
Section 1.3	Execution and Authentication of Warrant Certificates	SA-1
Section 1.4	Temporary Warrant Certificates	SA-2
Section 1.5	Payment of Taxes	SA-2
Section 1.6	Definition of Holder	SA-2

ARTICLE II

WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS
Section 2.1	Warrant Price	SA-3
Section 2.2	Duration of Warrants	SA-3
Section 2.3	Exercise of Warrants	SA-3
Section 2.4	Reservation of Shares	SA-4

ARTICLE III

OTHER TERMS OF WARRANTS
Section 3.1	Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants	SA-5

ARTICLE IV

REGISTRATION, EXCHANGE, TRANSFER AND SUBSTITUTION OF WARRANT CERTIFICATES
Section 4.1	Registration, Exchange and Transfer of Warrant Certificates	SA-7
Section 4.2	Mutilated, Destroyed, Lost or Stolen Warrant Certificates	SA-8
Section 4.3	Persons Deemed Owners	SA-8
Section 4.4	Cancellation of Warrant Certificates	SA-8

ARTICLE V

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES
Section 5.1	No Rights as Stockholders Conferred by Warrants or Warrant Certificates	SA-9
Section 5.2	Holder of Warrant Certificate May Enforce Rights	SA-9

ARTICLE VI

CONCERNING THE WARRANT AGENT
Section 6.1	Warrant Agent	SA-9
Section 6.2	Conditions of Warrant Agent’s Obligations	SA-9
Section 6.3	Resignation, Removal and Appointment of Successor	SA-10

ARTICLE VII

MISCELLANEOUS
Section 7.1	Consolidations and Mergers of the Corporation and Sales, Leases and Conveyances Permitted Subject to Certain Conditions	SA-11

SA-i

Page
Section 7.2	Rights and Duties of Successor Corporation	SA-12
Section 7.3	Amendment	SA-12
Section 7.4	Notices and Demands to the Corporation and Warrant Agent	SA-13
Section 7.5	Notices to Warrant Holders	SA-13
Section 7.6	Addresses	SA-13
Section 7.7	Governing Law	SA-13
Section 7.8	Delivery of Prospectus	SA-13
Section 7.9	Obtaining of Governmental Approvals	SA-13
Section 7.10	Persons Having Rights Under Warrant Agreement	SA-13
Section 7.11	Headings	SA-13
Section 7.12	Counterparts
Section 7.13	Inspection of Agreement

Exhibit A—Form of Warrant Certificate

SA-ii

THIS WARRANT AGREEMENT (this “Agreement”), dated as of June [  •  ], 2013, is entered into between Prospect Global Resources Inc., a corporation duly organized and existing under the laws of the State of Nevada (the “Corporation”), and Corporate Stock Transfer, Inc., as Warrant Agent (herein called the “Warrant Agent”).

WHEREAS, the Corporation proposes to issue warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the “Warrant Certificates”) evidencing one or more warrants (the “Warrants” or, individually, a “Warrant”) each representing the right to purchase one share of common stock, par value $0.001 (the “Stock”), of the Corporation; and

WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ISSUANCE, EXECUTION AND AUTHENTICATION

OF WARRANT CERTIFICATES

Section 1.1  Issuance of Warrant Certificates.  Upon issuance, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Stock.

Section 1.2  Form of Warrant Certificate.  The Warrant Certificates (including the Form(s) of Exercise and Assignment to be set forth on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto, shall be printed in any manner determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination. The Warrant Certificates shall have a legend in substantially the following form placed thereon:

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT AGREEMENT, DATED JUNE [  •  ], 2013, AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “WARRANT’ AGREEMENT”). A COPY OF THE WARRANT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST TO THE CORPORATION. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT AGREEMENT.

Section 1.3  Execution and Authentication of Warrant Certificates.  The Warrant Certificates shall be executed on behalf of the Corporation by its President and Chief Executive Officer, one of its Vice Presidents (any reference to a Vice President of the Corporation herein shall be deemed to include any Vice President of the Corporation whether or not designated by a number or a word or words added before or after the title “Vice President”), its Treasurer or its Controller, under its corporate seal reproduced thereon attested to by its Secretary or any Assistant Secretary. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

Warrant Certificates may be executed by the Corporation and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Corporation, authenticate Warrant Certificates evidencing Warrants representing the right to purchase shares of Stock and shall deliver such Warrant Certificates to or upon the order of the Corporation. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall authenticate a Warrant Certificate only if the Warrant Certificate is issued in exchange or in substitution for one or more previously authenticated Warrant Certificates or in connection with their transfer, as hereinafter provided.

Each Warrant Certificate shall be dated the date of its authentication by the Warrant Agent.

No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Corporation shall be conclusive evidence, and the only evidence, that the Warrant Certificate so authenticated has been duly issued hereunder.

Warrant Certificates bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.

Section 1.4  Temporary Warrant Certificates.  Pending the preparation of definitive Warrant Certificates, the Corporation may execute, and upon the order of the Corporation the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, with the execution thereof by such officers conclusively evidencing such determination.

If temporary Warrant Certificates are issued, the Corporation will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent, without charge to the Holder (as defined in Section 1.6 below). Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Corporation shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

Section 1.5  Payment of Taxes.  The Corporation will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

Section 1.6  Definition of Holder.  The term “Holder” as used herein shall mean the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1.

ARTICLE II

WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.1  Warrant Price.  During the period specified in Section 2.2, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Corporation one share of Stock at the exercise price of $0.35. Such exercise price of each Warrant is referred to in this Agreement as the “Exercise Price.”

Section 2.2  Duration of Warrants.  Any Warrant evidenced by a Warrant Certificate may be exercised (a) at any time during a Registration Statement Effective Period (as defined below) for cash in accordance with Section 23(a) or (b) at any time that is not a Registration Statement Effective Period on a “cashless” basis in accordance with Section 2.3(b) and, in each case, at or before 5:00 p.m. New York City time on June [  •  ], 2014(1) (the “Expiration Date”). Each Warrant not exercised at or before the close of business on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease. The term “Registration Statement Effective Period” as used herein shall mean any period beginning on or after the date of issuance of such Warrant during which the Corporation (i) has an effective registration statement under the Securities Act of 1933, as amended (the “Act”), in respect of the Stock issuable upon exercise of the Warrants, and (ii) is able to furnish the Prospectus to the Warrant Agent pursuant to Section 7.6. The Corporation shall provide notice of any termination and/or recommencement of the Registration Statement Effective Period, in each case, pursuant to Section 7.3.

Section 2.3  Exercise of Warrants.  (a) During the period specified in Section 2.2(a), any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the exercise notice set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds, of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Corporation maintained with it for such purpose and shall advise the Corporation by telephone at the end of each day on which such a payment is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Corporation in writing. The Corporation shall not be obligated to issue any shares of Stock upon exercise of any Warrants in accordance with this Section 2.3(a) outside of a Registration Statement Effective Period.

(b)  During a period specified in Section 2.2(b), any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the trading day immediately preceding the date on which the Holder elects to exercise the Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of the Warrant, as adjusted hereunder; and

(1)  Insert date that is 12 months following the date of issuance.

(X) = the number of shares of Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

(c)  “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Stock is then listed or quoted on a United States national securities exchange, the arithmetic mean of the volume-weighted average price per share of Stock for the five (5) consecutive trading days immediately preceding (but not including) such date as reported by Bloomberg L.P.; (b) if the Stock is not then listed or quoted on a national securities exchange but is quoted on the OTC Bulletin Board, the arithmetic mean of the volume-weighted average price per share of Stock for the five (5) consecutive trading days immediately preceding (but not including) such date on the OTC Bulletin Board as reported by Bloomberg L.P.; or (c) in all other cases, the current fair market value per share of Stock as determined by the Board of Directors of the Corporation in good faith.

(d)  The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Corporation of (i) the number of Warrants so exercised, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the certificate or certificates representing shares of Stock to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iii) such other information as the Corporation shall reasonably require.

(e)  As soon as practicable after the exercise of any Warrants, the Corporation shall credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with the Depository Trust Corporation through its Deposit/Withdrawal At Custodian system or, if the Corporation is not then participating in such system, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or certificates representing the number of shares of Stock to which such Holder is entitled in such name or names as may be directed by such Holder; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Corporation shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

(f)  The Corporation shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Stock; and in the event that any such transfer is involved, the Corporation shall not be required to issue or deliver any shares of Stock until such tax or other charge shall have been paid or it has been established to the Corporation’s satisfaction that no such tax or other charge is due.

Section 2.4  Reservation of Shares.  For the purpose of enabling it to satisfy any obligation to issue shares of Stock upon exercise of Warrants, the Corporation will, at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Stock, the number of shares of Stock deliverable upon the exercise of all outstanding Warrants. In addition, so long as the Stock is listed on a stock exchange or is quoted on an interdealer quotation system, the Corporation will use its best efforts to list, or to be quoted, as the case may be, subject to notice of issuance, the Stock issuable upon the exercise of the Warrants on any such stock exchange or interdealer quotation system, as the case may be.

The Corporation covenants that all shares of Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Corporation with respect to the issuance and holding thereof.

ARTICLE III

OTHER TERMS OF WARRANTS

Section 3.1  Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants.  The Exercise Price, the number of shares of Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.1.

(a)  If the Corporation shall (i) pay a dividend in or make a distribution of shares of its capital stock, whether shares of Stock or shares of its capital stock of any other class, (ii) subdivide its outstanding shares of Stock, (iii) combine its outstanding shares of Stock into a smaller number of shares of Stock or (iv) issue any shares of its capital stock in a reclassification of the Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the number of shares of Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to immediately after the record date, if any, for such event.

(b)  If the Corporation shall issue rights, options or warrants to all holders of its outstanding Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Stock at a price per share that is lower than the market price per share of Stock (as defined in paragraph (e) below) as of the record date with respect to such issuance, the number of shares of Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Stock theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Stock so offered would purchase at the market price per share of Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactive to immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted number of shares of Stock purchasable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the adjustments made in the foregoing formula had been based on the number of shares actually issued.

(c)  If the Corporation shall distribute to all holders of its shares of Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of capital surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Stock (excluding those referred to in paragraph (b) above), then in each case the number of shares of Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Stock theretofore purchasable upon the exercise of each Warrant, by a , of which the numerator shall be (i) the then current market price per share of Stock (as defined in paragraph (e) below) on the date of such distribution, and of which the denominator shall be (ii) the then current market price per share of Stock less the then fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of stockholders entitled to receive such distribution. If at the end of the period during which such rights, options or warrants or convertible or exchangeable securities are exercisable, not all rights, options or warrants or convertible or exchangeable securities shall have been exercised, the adjusted number of shares of Stock purchasable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the adjustments made in the foregoing formula had been based on the number of shares actually issued.

(d)  If, at any time while the Warrants are outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another person, (ii) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another person) is completed pursuant to which holders of Stock owning more than 50% of the outstanding shares of Stock (not including any shares of Stock held by the person or persons making or affiliated with the persons making the tender or exchange offer) tender or exchange their shares for other securities, cash or property, or (iv) the Corporation effects any reclassification of the Stock or any compulsory share exchange pursuant to which the Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Stock covered by Section 3.1(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of Warrants, on a per share basis, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Stock then issuable upon exercise of Warrants (the “Alternate Consideration”). The aggregate Exercise Price for Warrants will not be affected by any such Fundamental Transaction, but the Corporation shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of Warrants following such Fundamental Transaction. At the Holder’s request, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(e)  For the purpose of any computation under paragraphs (b) and (c) of this Section 3.1, the current or closing market price per share of Stock at any date shall be deemed to be: (a) if the Stock is then listed or quoted on a United States national securities exchange, the arithmetic mean of the volume-weighted average price per share of Stock for twenty (20) consecutive trading days immediately preceding (but not including) the date of such computation as reported by Bloomberg L.P.; (b) if the Stock is not then listed or quoted on a national securities exchange but is quoted on the OTC Bulletin Board, the arithmetic mean of the volume-weighted average price per share of Stock for the twenty (20) consecutive trading days immediately preceding (but not including) such date on the OTC Bulletin Board as reported by Bloomberg L.P.; or (c) in all other cases, the current fair market value per share of Stock as determined by the Board of Directors of the Corporation in good faith.

(f)  Whenever the number of shares of Stock purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a , of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

(g)  Notwithstanding any adjustment pursuant to this Section 3.1 in the number of shares of Stock purchasable upon the exercise of a Warrant, the Corporation shall not be required to issue s of shares of Stock upon exercise of the Warrants or to distribute certificates which evidence al shares. In lieu of al shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same of the current market value of a share of Stock. For purposes of this paragraph (i), the current market value of a share of Stock shall be the closing market price (determined as set forth in paragraph (e)) of a share of Stock for the trading day immediately prior to the date of such exercise.

(h)  No adjustment in the Exercise Price or the number of shares of Stock purchasable upon exercise of a Warrant need be made unless the adjustment would require an increase or decrease of at least 1.0%. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Article III shall be made to the nearest .01 of a share (with .005 of a share being rounded upward) or to the nearest cent (with $0.005 being rounded upward), as the case may be.

(i)  To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

ARTICLE IV

REGISTRATION, EXCHANGE, TRANSFER AND SUBSTITUTION OF WARRANT CERTIFICATES

Section 4.1  Registration, Exchange and Transfer of Warrant Certificates.  The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrant Certificates (the “Warrant Register”).

Upon surrender at the corporate trust office of the Warrant Agent of Warrant Certificates properly endorsed or accompanied by appropriate instruments of transfer and accompanied by written instructions for transfer or exchange, all in form satisfactory to the Corporation and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates or may be transferred in whole or in part; provided that Warrant Certificates issued in exchange for or upon transfer of surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange or transfer of Warrant Certificates, but the Corporation may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange or transfer. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Corporation shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of whole warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or transfer.

Section 4.2  Mutilated, Destroyed, Lost or Stolen Warrant Certificates.  If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Corporation shall execute and an officer of the Warrant Agent shall manually authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. If there shall be delivered to the Corporation and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Corporation or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request an officer of the Warrant Agent shall manually authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith. Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

Section 4.3  Persons Deemed Owners.  Prior to due presentment of a Warrant Certificate for registration of transfer, the Corporation, the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

Section 4.4  Cancellation of Warrant Certificates.  Any Warrant Certificate surrendered for exchange, transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Corporation, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. The Corporation may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Corporation may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of, as instructed by the Corporation, subject to applicable law.

ARTICLE V

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

Section 5.1  No Rights as Stockholders Conferred by Warrants or Warrant Certificates.  No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends (except in certain cases for adjustments as expressly provided in Article III hereof).

Section 5.2  Holder of Warrant Certificate May Enforce Rights.  Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, any stockholder or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce or otherwise in respect of its right to exercise the Warrant or Warrants evidenced by his or her Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.

ARTICLE VI

CONCERNING THE WARRANT AGENT

Section 6.1  Warrant Agent.  The Corporation hereby appoints Corporate Stock Transfer, Inc. as Warrant Agent of the Corporation in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and Corporate Stock Transfer, Inc. hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further power and authority to act on behalf of the Corporation as the Corporation may hereafter grant to or confer upon it. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

Section 6.2  Conditions of Warrant Agent’s Obligations.  The Warrant Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Corporation agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

(a)  Compensation and Indemnification.  The Corporation agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Corporation for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Corporation also agrees to indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance at any time of its powers or duties hereunder. The obligations of the Corporation under this subsection (a) shall survive the exercise of the Warrant Certificates and the resignation or removal of the Warrant Agent.

(b)  Agent for the Corporation.  In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Corporation and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

(c)  Counsel.  The Warrant Agent may consult with counsel, which may include counsel for the Corporation, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

(d)  Documents.  The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)  Certain Transactions.  The Warrant Agent, any of its officers, directors and employees, or any other agent of the Corporation, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if it were not such Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it may engage or be interested in any financial or other transaction with the Corporation and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities or other obligations of the Corporation as freely as if it were not such Warrant Agent, officer, director, employee or other agent.

(f)  No Liability for Interest.  The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates unless otherwise agreed to in writing by the Corporation and the Warrant Agent and except for the negligence of the Warrant Agent.

(g)  No Liability for Invalidity.  The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

(h)  No Responsibility for Representations.  The Warrant Agent shall not be responsible for any of the Recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent’s Certificate of Authentication thereon), all of which are made solely by the Corporation.

(i)  No Implied Obligations.  The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Corporation pursuant to this Agreement or for the application by the Corporation of the proceeds of the Warrant Certificates or any exercise of the Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.2 hereof, to make any demand upon the Corporation.

Section 6.3  Resignation, Removal and Appointment of Successor.  (a) The Corporation agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer exercisable.

(b)  The Warrant Agent may at any time resign as such agent by giving written notice to the Corporation of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that, without the consent of the Corporation, such date shall not be less than three months after the date on which such notice is given. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Corporation and specifying such removal and the date on which the Corporation expects such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Corporation of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing filed with such successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to Section 6.3(d).

(c)  In case at any time the Warrant Agent shall resign, or be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Corporation by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be the Warrant Agent hereunder.

(d)  Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e)  Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VII

MISCELLANEOUS

Section 7.1  Amendment.  This Agreement may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision or mistake contained herein, or making such provisions in regard to matters or questions arising under this Agreement as the Corporation may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of the Warrant Certificates in any material respect. Any amendment or supplement to this Agreement or the Warrants that has a material adverse effect on the interests of Holders of the Warrants shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Stock purchasable upon exercise of Warrants would be decreased. The Warrant Agent may, but shall not be obligated to, enter into any amendment to this Agreement which affects the Warrant Agent’s own rights, duties or immunities under this Agreement or otherwise.

Section 7.2  Notices and Demands to the Corporation and Warrant Agent.  If the Warrant Agent shall receive any notice or demand addressed to the Corporation by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Corporation.

Section 7.3  Notices to Warrant Holders.  Upon any adjustment of the number of shares purchasable upon exercise of each Warrant or the Exercise Price pursuant to Section 3.1, the Corporation within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Corporation (who may be the regular auditors of the Corporation) setting forth the Exercise Price and the number of shares of Stock and other securities or assets purchasable upon exercise of each Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment is made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder’s address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the provisions of this Section 7.3.

In the event that a Registration Statement Effective Period shall recommence, the Corporation within five business days thereafter shall (i) cause written notice of such event to be filed with the Warrant Agent and (ii) shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder’s address appearing on the Warrant Register, by first-class mail, postage prepaid.

If:

(a)  the Corporation shall declare any dividend payable in any securities upon its shares of Stock or make any distribution (other than a cash dividend) to the holders of its shares of Stock; or

(b)  the Corporation shall offer to the holders of its shares of Stock any additional shares of Stock or securities convertible into shares of Stock or any right to subscribe thereto; or

(c)  there shall be a dissolution, liquidation or winding up of the Corporation (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety);

then the Corporation shall (i) cause written notice of such event to be filed with the Warrant Agent and (ii) shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder’s address appearing on the Warrant Register, by first-class mail, postage prepaid, such giving of notice to be completed at least 15 calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 7.3 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

Section 7.4  Addresses.  Any communications from the Corporation to the Warrant Agent with respect to this Agreement shall be addressed to 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209, Attention: Carylyn Bell, and any communications from the Warrant Agent to the Corporation with respect to this Agreement shall be addressed to Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary (or such other address as shall be specified in writing by the Warrant Agent or by the Corporation).

Section 7.5  Governing Law.  This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law.

Section 7.6  Delivery of Prospectus.  The Corporation will furnish to the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the Stock (the “Prospectus”), and the Warrant Agent agrees that upon the exercise of any Warrant Certificate during a Registration Statement Effective Period, the Warrant Agent will deliver to the person designated to receive a certificate representing shares of Stock, prior to or concurrently with the delivery of such Securities, a Prospectus.

Section 7.7  Obtaining of Governmental Approvals.  The Corporation will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, to the extent required, following the commencement of the initial Registration Statement Effective Period, the maintenance of the effectiveness of a registration statement in respect of the Stock under the Act), which may be or become required in connection with exercise of the Warrant Certificates and the original issuance and delivery of the Stock.

Section 7.8  Persons Having Rights Under Warrant Agreement.  Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions herein is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Corporation and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

Section 7.9  Headings.  The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

Section 7.10  Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 7.11  Inspection of Agreement.  A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit its Warrant Certificate for inspection by it.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

PROSPECT GLOBAL RESOURCES INC.

By:
Name:
Title:

CORPORATE STOCK TRANSFER, INC.

By:
Name:
Title:

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

[Face]

THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT AGREEMENT, DATED JUNE [  •  ], 2013, AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “WARRANT’ AGREEMENT”). A COPY OF THE WARRANT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST TO THE CORPORATION. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT AGREEMENT.

EXERCISABLE ONLY IF AUTHENTICATED BY THE WARRANT

AGENT AS PROVIDED HEREIN

VOID AFTER THE CLOSE OF BUSINESS ON JUNE [  •  ], 2014(2)

PROSPECT GLOBAL RESOURCES INC.

Warrant Certificate representing

Warrants to purchase

Common Stock

as described herein.

No.	Warrants

This certifies that                      or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase, at any time during a Registration Statement Effective Period and on or before the close of business on                     ,         , one share of common stock, par value $0.001 (“Stock”), of Prospect Global Resources Inc. (the “Corporation”), on the following basis During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant Agreement (as defined below), to purchase from the Corporation one share of Stock at the exercise price of $0.35 (the “Exercise Price”). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds, the Exercise Price for each Warrant exercised, or, if available, the Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, in accordance with the cashless exercise procedure specified in Section 2.3(b) of the Warrant Agreement, to the Warrant Agent (as hereinafter defined), at the corporate trust office of Corporate Stock Transfer, Inc., or its successor, as warrant agent (the “Warrant Agent”), the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

The term “Holder” as used herein shall mean the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1 of the Warrant Agreement.

(2)  Insert date that is 12 months following the date of issuance.

Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of June [  •  ], 2013 (the “Warrant Agreement”), between the Corporation and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

This Warrant Certificate and all rights hereunder, may be transferred when surrendered at the corporate trust office of the Warrant Agent by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Warrant Certificate shall not be valid obligatory for any purpose until authenticated by the Warrant Agent.

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

PROSPECT GLOBAL RESOURCES INC.

By:

Attest:

Certificate of Authentication

This is one of the Warrant Certificates referred to in the within-mentioned Warrant Agreement.

As Warrant Agent

By:
Authorized Signature

[FORM OF WARRANT CERTIFICATE]

[REVERSE]

(Instructions for Exercise of Warrants)

To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay in cash or by certified check or by bank wire transfer in immediately available funds, the Exercise Price in full for each of the Warrants exercised, or, if available, in accordance with the cashless exercise procedure set forth in Section 2.3(b) of the Warrant Agreement, to Corporate Stock Transfer, Inc., Corporate Trust Department, 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209, which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

[FORM OF EXERCISE]

(To be executed upon exercise of Warrants.)

The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase                        shares of common stock, par value $0.001 (“Stock”), of Prospect Global Resources Inc. and represents that he or she has tendered payment for such shares of Stock in cash or by certified check official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds to the order of Prospect Global Resources Inc., c/o Chief Financial Officer, in the amount of $            in accordance with the terms hereof. The undersigned requests that said shares of Stock be registered in such names an or, if available, payment made by cashless exercise in accordance with the procedure set forth in of the Warrant Agreement delivered, all as specified in accordance with the instructions set forth below.

If said number of shares of Stock is less than all of the shares of Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the

Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:
Name

(Please Print)

(Insert Social Security or Other Identifying Number of Holder)

Address

Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

This Warrant may be exercised at the following address:

By hand or by mail at	Corporate Stock Transfer, Inc. 3200 Cherry Creek Drive South, Suite 430 Denver Colorado 80209

(Instructions as to form and delivery of certificates representing shares of Stock and/or Warrant Certificates):

[FORM OF ASSIGNMENT]

(TO BE EXECUTED TO TRANSFER

THE WARRANT CERTIFICATE)

FOR VALUE RECEIVED                                                  hereby sells, assigns and transfers unto

Please print name and address (including zip code)
Please insert social security or other identifying number

the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                 , Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated:

Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Signature Guaranteed: